                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the references to our firm in this registration statement on Form S-3 (the "Registration Statement") of Mission Resources Corporation (the "Company"), and to the incorporation by reference into the Registration Statement of information relating to the Company's estimated domestic proved reserves as of December 31, 2001 and December 31, 2002 set forth in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2002.

                                    Netherland, Sewell & Associates, Inc.


                                    By:        /s/ J. Carter Henson, Jr.
                                        ----------------------------------------
                                                J. Carter Henson, Jr.
                                                Senior Vice President

Houston, Texas
January 16, 2004